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                            FORM 8-K

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934


                     Date of Report:  June 23, 1997
                                      -------------

                 HOUSEHOLD INTERNATIONAL, INC.
                 -----------------------------
     (Exact name of registrant as specified in its charter)



Delaware               1-8198                  36-3121988
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(State or other        (Commission File        (IRS Employer
 jurisdiction of        Number)                 Identification
 incorporation                                  Number)



2700 Sanders Road, Prospect Heights, Illinois             60070
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(Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code 847/564-5000
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Item 2.  Acquisition or Disposition of Assets

         On June 23, 1997, a wholly-owned subsidiary of Household International, Inc. (HI) completed its previously-announced acquisition of the capital stock of Transamerica Financial Services Holding Company
         (TFS), the branch-based consumer finance subsidiary of Transamerica Corporation (TA). HI paid $1.1 billion for the stock of TFS and repaid approximately $2.76 billion of TFS debt owed to affiliates of TA. Subsidiaries of HI provided the funds used for the acquisition principally through their operations and borrowings in the United States and European markets. Also, in connection with the acquisition HI issued 9.1 million shares of its common stock for approximately $1.0 billion which was used to repay certain of those borrowings.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (a)  Financial statements of businesses acquired.

              Not applicable.

         (b)  Pro forma financial information.

              Not applicable.

         (c)  Exhibits.

         Exhibit                                 Sequentially
         No.        Description                  Numbered Page
         -------    -----------                  -------------

         2.1        Stock Purchase Agreement by
                    and among Transamerica
                    Corporation, Transamerica
                    Financial Corporation,
                    Transamerica Financial Services
                    Holding Company, Household
                    Acquisition Corp. and Household
                    International, Inc. dated as of
                    May 20, 1997. ("P")

         2.2        Amendment to Stock Purchase
                    Agreement by and among
                    Transamerica Corporation,
                    Transamerica Financial Corporation,
                    Transamerica Financial Services
                    Holding Company, Household
                    Acquisition Corp. and Household
                    International, Inc. dated as of
                    June 23, 1997. ("P")
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                            SIGNATURE

   Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 HOUSEHOLD INTERNATIONAL, INC.
                                 -----------------------------
                                        (Registrant)


                                 By:  /s/ John W. Blenke
                                      ------------------
                                      John W. Blenke
                                      Assistant Secretary

Dated:  July 8, 1997
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